			EXHIBIT 12

FIRSTENERGY CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$533,343	$538,656
Interest and other charges, before reduction for amounts capitalized
and deferred	402,504	370,442
Provision for income taxes	301,538	346,666
Interest element of rentals charged to income (a)	83,930	115,624

Earnings as defined	$1,321,315	$1,371,388

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$402,504	$370,442
Interest element of rentals charged to income (a)	83,930	115,624

Fixed charges as defined	$486,434	$486,066

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.72	2.82

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

FIRSTENERGY SOLUTIONS CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$468,083	$158,078
Interest and other charges, before reduction for amounts capitalized
and deferred	55,092	66,978
Provision for income taxes	261,011	105,071
Interest element of rentals charged to income (a)	48,082	50,261

Earnings as defined	$832,268	$380,388

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$55,092	$66,978
Interest element of rentals charged to income (a)	48,082	50,261

Fixed charges as defined	$103,174	$117,239

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	8.07	3.24

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$44,987	$92,751
Interest and other charges, before reduction for amounts capitalized
and deferred	44,756	34,542
Provision for income taxes	20,857	48,621
Interest element of rentals charged to income (a)	35,619	38,066

Earnings as defined	$146,219	$213,980

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$44,756	$34,542
Interest element of rentals charged to income (a)	35,619	38,066

Fixed charges as defined	$80,375	$72,608

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.82	2.95

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$(58,553)	$124,424
Interest and other charges, before reduction for amounts capitalized
and deferred	66,079	63,455
Provision for income taxes	(35,045)	64,105
Interest element of rentals charged to income (a)	1,527	916

Earnings as defined	$(25,992)	$252,900

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$66,079	$63,455
Interest element of rentals charged to income (a)	1,527	916

Fixed charges as defined	$67,606	$64,371

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	(b)	3.93

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

(b) The earnings as defined in 2009 would need to increase $93,598,000 for the fixed charge ratio to be 1.0.

			EXHIBIT 12

THE TOLEDO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$7,394	$38,322
Interest and other charges, before reduction for amounts capitalized
and deferred	14,795	11,613
Provision for income taxes	3,261	15,440
Interest element of rentals charged to income (a)	17,647	18,859

Earnings as defined	$43,097	$84,234

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$14,795	$11,613
Interest element of rentals charged to income (a)	17,647	18,859

Fixed charges as defined	$32,442	$30,472

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.33	2.76

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$65,624	$76,898
Interest and other charges, before reduction for amounts capitalized
and deferred	59,982	52,946
Provision for income taxes	52,399	59,871
Interest element of rentals charged to income (a)	3,740	3,958

Earnings as defined	$181,745	$193,673

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$59,982	$52,946
Interest element of rentals charged to income (a)	3,740	3,958

Fixed charges as defined	$63,722	$56,904

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.85	3.40

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

METROPOLITAN EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$26,627	$42,032
Interest and other charges, before reduction for amounts capitalized
and deferred	28,121	22,652
Provision for income taxes	18,703	29,596
Interest element of rentals charged to income (a)	998	1,072

Earnings as defined	$74,449	$95,352

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$28,121	$22,652
Interest element of rentals charged to income (a)	998	1,072

Fixed charges as defined	$29,119	$23,724

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.56	4.02

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$33,511	$39,789
Interest and other charges, before reduction for amounts capitalized
and deferred	25,076	30,223
Provision for income taxes	23,354	30,266
Interest element of rentals charged to income (a)	1,524	1,648

Earnings as defined	$83,465	$101,926

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$25,076	$30,223
Interest element of rentals charged to income (a)	1,524	1,648

Fixed charges as defined	$26,600	$31,871

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.14	3.20

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.